Exhibit 99.1

NEWS

For Release       Immediate


Contacts          (News Media) Tony Zehnder, EVP, Corporate Communications
                  317.817.4409
                  (Investors) Lowell Short, SVP, Investor Relations
                  317.817.2893



                Conseco Announces Tentative Litigation Settlement
                          and Resolution of Tax Matter

Carmel, Ind., August 1, 2006 - Conseco, Inc. (NYSE:CNO) announced today that it has reached a tentative settlement in the class action litigation case referred to as In Re Conseco Life Insurance Company Cost of Insurance Litigation. The settlement, which involved policies sold by insurance companies that were subsequently acquired by Conseco, is subject to a court fairness hearing and other conditions. As a result of the settlement, the Company expects to record additional expenses of approximately $100.3 million, after taxes, in the quarter ended June 30, 2006. Conseco is scheduled to announce its quarterly earnings results after the market closes on August 2, 2006.

James Hohmann, Conseco's interim CEO, said "implementation of this settlement will resolve a significant historical issue and will allow our current management team, our associates, our regulators and our rating agencies to focus more fully on Conseco's progress toward becoming a leading provider of life insurance, supplemental health insurance and annuities for middle America." Despite this charge, the insurance subsidiaries continue to maintain a strong capital position for the protection of all policyholders. Although we have not completed our second quarter statutory financial statements, we estimate that our consolidated risk-based capital ratio (a non-GAAP measure) will exceed 330% as of June 30, 2006.

The Company also announced today that its previously announced tentative settlement with the Internal Revenue Service has been finalized. As previously disclosed, the settlement, which involved the characterization of the company's net operating loss pertaining to its investment in Conseco Finance, was awaiting approval of the related audit by the Joint Committee on Taxation. As a result of this resolution, Conseco expects to reduce the valuation allowance on its deferred income tax assets by approximately $260 million at June 30, 2006. The change in the valuation allowance will not affect the Company's net income, but will be a direct increase to shareholders' equity at June 30, 2006.

Collectively, the tentative litigation settlement charge and the deferred tax valuation allowance adjustment will increase shareholders' equity by approximately $160 million at June 30, 2006.

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                                                                    Conseco (2)
                                                                 August 1, 2006

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.


Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our Predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (vii) performance of our investments; (viii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and
(xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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